Exhibit (2)


                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                  MONEYZONE.COM

                               SUTTON MERGER CORP.


                                       AND


                               SUTTON ONLINE, INC.

                            DATED AS OF APRIL 9, 2001

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I.................................................................    1


THE MERGER................................................................    1
         SECTION 1.1.  The Merger.........................................    1
         SECTION 1.2.  Closing............................................    1
         SECTION 1.3.  Effective Time.....................................    1
         SECTION 1.4.  Effects of the Merger..............................    2
         SECTION 1.5.  Certificate of Incorporation and By-laws of the
                       Surviving Corporation..............................    2
         SECTION 1.6.  Boards, Committees and Officers....................    2
         SECTION 1.7.  Name of the Surviving Corporation..................    2
         SECTION 1.8.  Reservation of Right to Revise Transaction.........    2


ARTICLE II................................................................    3


EFFECT OF THE MERGER ON THE CAPITAL STOCK.................................    3
         SECTION 2.1.  Effect on Capital Stock............................    3
               (a) Cancellation of Stock..................................    3
               (b) Conversion of Sutton Online Common Stock...............    3
               (c) Sutton Online Convertible Promissory Notes and
                   Warrants...............................................    3
         SECTION 2.2.  Exchange of Certificates...........................    3
               (a) Exchange Agent.........................................    3
               (b) Exchange Procedures....................................    4
               (c) Distributions with Respect to Unexchanged Shares.......    4
               (d) No Further Ownership Rights in Sutton Online Common
                   Stock..................................................    5
               (e) No Fractional Shares...................................    5
               (f) Termination of Exchange Fund...........................    6
               (g) No Liability...........................................    6
               (h) Investment of Exchange Fund............................    6
               (i) Lost Certificates......................................    6
         SECTION 2.3.  Certain Adjustments................................    6


ARTICLE III...............................................................    7


REPRESENTATIONS AND WARRANTIES............................................    7
         SECTION 3.1.  Representations and Warranties of Sutton Online....    7
               (a) Organization, Standing and Corporate Power.............    7
               (b) Subsidiaries...........................................    7

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               (c) Authority; Noncontravention............................    7
               (d) Capitalization of Sutton Online........................    8
               (e) Undisclosed Liabilities................................    8
               (f) Information Supplied...................................    9
               (g) Taxes..................................................    9
               (h) Voting Requirements....................................    9
               (i) State Takeover Statutes................................    9
               (j) Intentionally Omitted..................................   10
               (k) Absence of Certain Changes or Events...................   10
               (l) Compliance with Applicable Laws; Litigation............   10
               (m) Intellectual Property..................................   11
               (n) Certain Contracts......................................   11
               (o) Intentionally Omitted..................................   11
               (p) Affiliate Transactions.................................   12
               (q) Employee Benefit Plans.................................   12
         SECTION 3.2.  Representations and Warranties of MoneyZone........   12
               (a) Organization, Standing and Corporate Power.............   12
               (b) Subsidiaries...........................................   12
               (c) Authority; Noncontravention............................   12
         SECTION 3.3.  Representations and Warranties of MergerSub........   13
               (a) Organization, Standing and Corporate Power.............   13
               (b) Subsidiaries...........................................   14
               (c) Capital Structure......................................   14
               (d) Authority; Noncontravention............................   14


ARTICLE IV................................................................   15


COVENANTS RELATING TO CONDUCT OF BUSINESS.................................   15
         SECTION 4.1.  Conduct of Business................................   15
               (a) Conduct of Business by Sutton Online...................   15
               (b) Conduct of Business by MoneyZone and Subsidiaries......   15
               (c) Other Actions..........................................   16
               (d) Advice of Changes......................................   16


ARTICLE V.................................................................   16


ADDITONAL AGREEMENTS......................................................   16
         SECTION 5.1.  Best Efforts.......................................   16
         SECTION 5.2.  Indemnification, Exculpation and Insurance.........   17
         SECTION 5.3.  Indemnification....................................   18
         SECTION 5.4.  Fees and Expenses..................................   19
         SECTION 5.5.  Public Announcements...............................   19
         SECTION 5.6.  Affiliates.........................................   20
         SECTION 5.7.  Bulletin Board Listing.............................   20
         SECTION 5.8.  Stockholder Litigation.............................   20
         SECTION 5.9.  Tax Treatment......................................   21
         SECTION 5.10. Conveyance Taxes...................................   21

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ARTICLE VI................................................................   21


CONDITIONS PRECEDENT......................................................   21
         SECTION 6.1.  Conditions to Each Party's Obligation to Effect
                       the Merger.........................................   21
               (a) Stockholder Approvals..................................   21
               (b) Governmental and Regulatory Approvals..................   21
               (c) No Injunctions or Restraints...........................   22
               (d) Information Statement..................................   22
               (e) Corporate Governance...................................   22
         SECTION 6.2.  Conditions to Obligations of MoneyZone.............   22
               (a) Representations and Warranties.........................   22
               (b) Performance of Obligations of Sutton Online............   22
               (c) No Material Adverse Change.............................   22
         SECTION 6.3.  Conditions to Obligations of Sutton Online.........   23
               (a) Representations and Warranties.........................   23
               (b) Performance of Obligations of MoneyZone................   23
               (c) No Material Adverse Change.............................   23
         SECTION 6.4.  Frustration of Closing Conditions..................   23


ARTICLE VII...............................................................   23


TERMINATION, AMENDMENT AND WAIVER.........................................   23
         SECTION 7.1.  Termination........................................   23
         SECTION 7.2.  Effect of Termination..............................   24
         SECTION 7.3.  Amendment..........................................   24
         SECTION 7.4.  Extension; Waiver..................................   24
         SECTION 7.5.  Procedure for Termination, Amendment, Extension
                       or Waiver..........................................   25


ARTICLE VIII..............................................................   25


GENERAL PROVISIONS........................................................   25
         SECTION 8.1.  Survival of Representations and Warranties.........   25
         SECTION 8.2.  Notices............................................   25
         SECTION 8.3.  Definitions........................................   26
         SECTION 8.4.  Interpretation.....................................   26
         SECTION 8.5.  Counterparts.......................................   27
         SECTION 8.6.  Entire Agreement; No Third-Party Beneficiaries.....   27
         SECTION 8.7.  Governing Law......................................   27
         SECTION 8.8.  Assignment.........................................   27
         SECTION 8.9.  Headings...........................................   27
         SECTION 8.10. Severability.......................................   28

EXHIBITS

Exhibit A- Form of Corporate Resolutions

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         AGREEMENT AND PLAN OF MERGER dated as of April 9, 2001, among
MONEYZONE.COM, a Nevada corporation ("MoneyZone"), SUTTON ONLINE, INC., a Delaware corporation ("Sutton Online"), and SUTTON MERGER CORP., a Delaware corporation ("MergerSub").

         WHEREAS, the respective Boards of Directors of MoneyZone, MergerSub and Sutton Online have each approved the merger of MergerSub with and into Sutton Online (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.025 per share, of Sutton Online ("Sutton Online Common Stock"), will be converted into the right to receive the Merger Consideration (as defined in Section 1.8); and

         WHEREAS, the respective Boards of Directors of MoneyZone, MergerSub and Sutton Online have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders; and

         WHEREAS, MoneyZone, MergerSub and Sutton Online desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), MergerSub shall be merged with and into Sutton Online at the Effective Time (as defined in Section 1.3). Following the Effective Time, Sutton Online shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of MergerSub in accordance with the DGCL.

SECTION 1.2. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

SECTION 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the

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relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as MoneyZone and Sutton Online shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

SECTION 1.5. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Certificate of Incorporation of Sutton Online, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Certificate of Incorporation"). The By-laws of Sutton Online, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the "Surviving By-laws").

SECTION 1.6. BOARDS, COMMITTEES AND OFFICERS. Prior to the Effective Time, MoneyZone shall adopt resolutions in the form attached hereto as part of Exhibit A, establishing the Board of Directors of MoneyZone from and after the Effective Time. From and after the Effective Time, the members of the Board of Directors, the committees of the Board of Directors, the composition of such committees (including chairmen thereof) and the officers of the Surviving Corporation shall be as set forth on or designated in accordance with the Surviving Certificate of Incorporation, the Surviving By-laws and Exhibit A hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with the Surviving Certificate of Incorporation, the Surviving By-laws and Exhibit A or until their respective successors are duly elected and qualified, as the case may be, or until as otherwise provided in the Surviving Certificate of Incorporation, the Surviving By-laws and Exhibit A.

SECTION 1.7. NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be Sutton Online, Inc.

SECTION 1.8. RESERVATION OF RIGHT TO REVISE TRANSACTION. If each of Sutton Online, MergerSub and MoneyZone agree, the parties hereto may change the method of effecting the business combination between MergerSub and Sutton Online, and each party shall cooperate in such efforts, including to provide for (a) a merger of MergerSub with and into Sutton Online, or (b) a merger of Sutton Online with and into MoneyZone; provided, however, that no such change shall alter or change the amount or kind of consideration to be issued to holders of Sutton Online Common Stock as provided for in this Agreement (the "Merger Consideration").

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                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Sutton Online Common Stock:

         (a) CANCELLATION OF STOCK. Each share of capital stock of MoneyZone that is owned by Sutton Online, and each share of capital stock of Sutton Online owned by MoneyZone, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) CONVERSION OF SUTTON ONLINE COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Sutton Online Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into the right to receive one (1) (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, $.15 value per share ("MoneyZone Common Stock"), of MoneyZone. As of the Effective Time, all such shares of Sutton Online Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of MoneyZone Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.2, without interest.

         (c) SUTTON ONLINE WARRANTS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding warrant to purchase shares of Sutton Online Common Stock (the "Warrants"), shall remain outstanding, unchanged by reason of the Merger, except that, in accordance with the adjustment provisions thereof, each Warrant shall no longer be exercisable for Sutton Online Common Stock, but shall thereafter be exercisable for that whole number of shares of MoneyZone Common Stock and cash in lieu of fractional share interests as the holder thereof would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at an exercise price per share of MoneyZone Common Stock equal to $2.50. MoneyZone shall comply with the terms and provisions of all such Warrants.

SECTION 2.2.   EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. As of the Effective Time, MoneyZone shall enter into an agreement with American Stock Transfer and Trust Company or other transfer agent designated by Sutton Online (the "Exchange Agent"), which shall provide that MoneyZone shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Sutton Online Common Stock,

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for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of MoneyZone Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Sutton Online Common Stock.

         (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, but no more than twenty (20) days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Sutton Online Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MoneyZone and Sutton Online may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MoneyZone Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and cash in lieu of any fractional share of MoneyZone Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled (such cash and MoneyZone Common Stock deposited with the Exchange Agent for the purpose of the Merger, collectively, the "Exchange Fund"). In the event of a surrender of a Certificate representing shares of Sutton Online Common Stock which are not registered in the transfer records of Sutton Online under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of MoneyZone Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of MoneyZone Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of MoneyZone that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, and cash in lieu of any fractional share of MoneyZone Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to MoneyZone Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MoneyZone Common Stock represented thereby, and, in the case of Certificates representing Sutton Online Common

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Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of MoneyZone Common Stock shall be paid by MoneyZone to the Exchange Agent for payment to holders of Sutton Online Common Stock, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of MoneyZone Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MoneyZone Common Stock and, in the case of Certificates representing Sutton Online Common Stock, the amount of any cash payable in lieu of a fractional share of MoneyZone Common Stock to which such holder is entitled pursuant to Section 2.2(e) and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of MoneyZone Common Stock.

         (d) NO FURTHER OWNERSHIP RIGHTS IN SUTTON ONLINE COMMON STOCK. All shares of MoneyZone Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Sutton Online Common Stock, theretofore represented by such Certificates, subject, however, to MoneyZone obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Sutton Online on such shares of Sutton Online Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Sutton Online Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

         (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of MoneyZone Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of MoneyZone shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MoneyZone.

         (ii) MoneyZone shall pay each former holder of Sutton Online Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Sutton Online Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the average closing price of the MoneyZone Common Stock as reported on OTC Bulletin Board for the five trading days ending two trading days prior to the Closing Date (the "MoneyZone Price").

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         (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Sutton Online Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Sutton Online Common Stock subject to and in accordance with the terms of Section 2.2(c).

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for three months after the Effective Time shall be delivered to MoneyZone, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to MoneyZone for payment of their claim for Merger Consideration, any dividends or distributions with respect to MoneyZone Common Stock and any cash in lieu of fractional shares of MoneyZone Common Stock.

         (g) NO LIABILITY. None of MoneyZone, Sutton Online, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of MoneyZone Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of MoneyZone Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by MoneyZone, on a daily basis. Any interest and other income resulting from such investments shall be paid to MoneyZone.

         (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by MoneyZone, the posting by such person of a bond in such reasonable amount as MoneyZone may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of MoneyZone Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

SECTION 2.3. CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time, the outstanding shares of Sutton Online Common Stock or of MoneyZone Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Sutton Online Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF SUTTON ONLINE. Sutton Online represents and warrants to MoneyZone and MergerSub as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) Sutton Online is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Sutton Online. Sutton Online is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a material adverse effect on Sutton Online.

         (b) SUBSIDIARIES. Sutton Online owns 90% of Sutton Online Europe as of the date hereof. Sutton Online has entered into an agreement with Sutton Online Europe to acquire the remaining 10% of Sutton Online Europe. In turn, Sutton Online Europe owns (a) 51% of Sutton Data Services, SRO and (b) 20% of Total Solutions SRO.

         (c) AUTHORITY; NONCONTRAVENTION. Sutton Online has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Sutton Online and the consummation by Sutton Online of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Sutton Online, subject, in the case of the Merger, to the Sutton Online Stockholder Approval. This Agreement has been duly executed and delivered by Sutton Online and, assuming the due authorization, execution and delivery by MoneyZone and MergerSub constitutes the legal, valid and binding obligation of Sutton Online, enforceable against Sutton Online in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Sutton Online or any of its subsidiaries under, (i) the certificate of

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incorporation or By-Laws of Sutton Online or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to Sutton Online or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sutton Online or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Sutton Online or (y) reasonably be expected to impair the ability of Sutton Online to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Sutton Online or any of its subsidiaries in connection with the execution and delivery of this Agreement by Sutton Online or the consummation by Sutton Online of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Sutton Online is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and
(2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Sutton Online or (y) reasonably be expected to impair the ability of Sutton Online to perform its obligations under this Agreement.

         (d) CAPITALIZATION OF SUTTON ONLINE. The authorized capital stock of the Sutton Online consists of 20,000,000 shares of Sutton Online Common Stock. On the close of business on the date hereof, there were 6,000,000 shares of Sutton Online Common Stock and no shares of Sutton Online Preferred Stock outstanding. As the close of business on the date hereof, there are 3,000,000 warrants to purchase Sutton Online Common Stock at an exercise price of $2.50 per share. On the close of business on the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Sutton Online's stockholders may vote issued or outstanding. All outstanding shares of Sutton Online Common Stock are duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. There are no issued, reserved for issuance or outstanding securities of Sutton Online convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Sutton Online, or any warrants, calls, options or other rights to acquire from Sutton Online.

         (e) UNDISCLOSED LIABILITIES. Neither Sutton Online nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Sutton Online.

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         (f)   INFORMATION SUPPLIED. None of the information supplied or to be supplied by Sutton Online specifically for inclusion or incorporation by reference in the Schedule 14C Information Statement (the "Information Statement") to be filed with the SEC by MoneyZone in connection with the approval of the transactions necessary to complete the Merger by the stockholders of MoneyZone will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Sutton Online with respect to statements made or incorporated by reference therein based on information supplied by MoneyZone specifically for inclusion or incorporation by reference in the Information Statement.

         (g) TAXES. (i) Each of Sutton Online and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Sutton Online. Sutton Online and each of its subsidiaries has paid (or Sutton Online has paid on its behalf) all taxes shown as due on such returns.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Sutton Online or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Sutton Online.

         (iii) Neither Sutton Online nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (h) VOTING REQUIREMENTS. The affirmative vote at the Sutton Online Stockholders Meeting (or written consent in lieu of such meeting) (the "Sutton Online Stockholder Approval") of the holders of a majority of the total votes represented by all outstanding shares of Sutton Online Common Stock to adopt this Agreement is the only vote of the holders of any class or series of Sutton Online's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

         (i) STATE TAKEOVER STATUTES. The Board of Directors of Sutton Online has approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Sutton Online Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the knowledge of Sutton Online, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

         (j)   INTENTIONALLY OMITTED.

         (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, Sutton Online and its subsidiaries have conducted their business only in the ordinary course and prior to the date hereof, and there has not been (i) any material adverse change in Sutton Online, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Sutton Online's capital stock, (iii)(A) any granting by Sutton Online or any of its subsidiaries to any current or former director, executive officer or other key employee of Sutton Online or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay in the ordinary course of business or as was required under any employment agreements in effect as of December 31, 2000, (B) any granting by Sutton Online or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by Sutton Online or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may be or required by a change in GAAP, any change in accounting methods, principles or practices by Sutton Online materially affecting its assets, liabilities or business, or (vi) any tax election that individually or in the aggregate would have a material adverse effect on Sutton Online or any of its tax attributes or any settlement or compromise of any material income tax liability.

         (l) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. (i) Sutton Online, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Sutton Online and its subsidiaries (the "Sutton Online Permits") except where the failure to have any such Sutton Online Permits individually or in the aggregate would not have a material adverse effect on Sutton Online. Sutton Online and its subsidiaries are in compliance with the terms of the Sutton Online Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Sutton Online. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Sutton Online or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Sutton Online, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Sutton Online or (B) reasonably be expected to impair the ability of Sutton Online to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (ii) Neither Sutton Online nor any Sutton Online subsidiary is the subject to any claim, cause of action, complaint, order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Sutton Online.

         (m) INTELLECTUAL PROPERTY. Sutton Online and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Sutton Online Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Sutton Online Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Sutton Online. Neither Sutton Online nor any such subsidiary has received any notice of infringement of or conflict with, and, to Sutton Online's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Sutton Online Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Sutton Online.

         (n) CERTAIN CONTRACTS. Neither Sutton Online nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Sutton Online and its subsidiaries (including MoneyZone and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Sutton Online Material Contracts"). Each Sutton Online Material Contract is valid and binding on Sutton Online (or, to the extent a Sutton Online subsidiary is a party, such subsidiary) and is in full force and effect, and Sutton Online and each Sutton Online subsidiary have in all material respects performed all obligations required to be performed by them to date under each Sutton Online Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Sutton Online. Neither Sutton Online nor any Sutton Online subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Sutton Online, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Sutton Online Material Contract.

         (o)   INTENTIONALLY OMITTED.

         (p) AFFILIATE TRANSACTIONS. Except as otherwise disclosed herein, Sutton Online nor any officer, director or employee of Sutton Online (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with Sutton Online or affecting the business, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the business which will subject MoneyZone to any liability or obligation from and after the Closing Date. Except as otherwise disclosed, no officer, director or employee of Sutton Online (or any of the relatives or Affiliates of any of the aforementioned Persons) is an officer or director of any distributor or supplier of MoneyZone. (Q) Employee Benefit Plans. SUTTON ONLINE HAS NO EMPLOYEE BENEFIT PLANS.

SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF MONEYZONE. Except as making reference to the particular subsection of this Agreement to which exception is being taken, MoneyZone represents and warrants to Sutton Online as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) Each of MoneyZone and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on MoneyZone. Each of MoneyZone and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on MoneyZone.

         (b) SUBSIDIARIES. Sutton Merger Corp., a Delaware corporation, is a wholly owned subsidiary of MoneyZone. All the outstanding shares of capital stock of, or other equity interests in, such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by MoneyZone, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

         (c) AUTHORITY; NONCONTRAVENTION. MoneyZone has all requisite corporate power and authority to enter into this Agreement and, subject to the required stockholder approval of MoneyZone as contemplated in the Information Statement, as defined herein, ("MoneyZone Stockholder Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by MoneyZone and the consummation by MoneyZone of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of MoneyZone. This Agreement has been duly executed and delivered by MoneyZone and, assuming the due authorization, execution and delivery by Sutton Online, constitutes the legal, valid and binding obligations of MoneyZone, enforceable against MoneyZone in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of MoneyZone or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of MoneyZone or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to MoneyZone or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MoneyZone or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on MoneyZone or (y) reasonably be expected to impair the ability of MoneyZone to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to MoneyZone or any of its subsidiaries in connection with the execution and delivery of this Agreement by MoneyZone or the consummation by MoneyZone of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of (A) the Information Statement and (B) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which MoneyZone is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on MoneyZone or (y) reasonably be expected to impair the ability of MoneyZone to perform its obligations under this Agreement.

SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF MERGERSUB. Except as making reference to the particular subsection of this Agreement to which exception is being taken, MoneyZone and MergerSub represents and warrants to Sutton Online as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) MergerSub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on MergerSub.

         (b) SUBSIDIARIES. MergerSub does not beneficially own any subsidiaries.

         (c) CAPITAL STRUCTURE. The authorized capital stock of MergerSub consists of 100 shares of MergerSub Common Stock. At the close of business on the date hereof: (i) 100 shares of MergerSub Common Stock were issued and outstanding, and owned by MoneyZone; and (ii) no shares of MergerSub Common Stock were held by MergerSub in its treasury. All outstanding shares of capital stock of MergerSub are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no issued, reserved for issuance or outstanding securities of MergerSub or any MergerSub subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of MergerSub, or any warrants, calls, options or other rights to acquire from MergerSub or any MergerSub subsidiary.

         (d) AUTHORITY; NONCONTRAVENTION. MergerSub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by MergerSub and the consummation by MergerSub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of MergerSub, subject, in the case of the Merger, to the MergerSub Stockholder Approval. This Agreement has been duly executed and delivered by MergerSub and, assuming the due authorization, execution and delivery by MoneyZone and MergerSub constitutes the legal, valid and binding obligation of MergerSub, enforceable against MergerSub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of MergerSub or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of MergerSub or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to MergerSub or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MergerSub or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on MergerSub or (y) reasonably be expected to impair the ability of MergerSub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to MergerSub or any of its subsidiaries in connection with the execution and delivery of this Agreement by MergerSub or the consummation by MergerSub of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which MergerSub is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on MergerSub or (y) reasonably be expected to impair the ability of MergerSub to perform its obligations under this Agreement.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1.   CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS BY SUTTON ONLINE. Except as other wise expressly contemplated by this Agreement or as consented to by MoneyZone in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Sutton Online shall carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         (b) CONDUCT OF BUSINESS BY MONEYZONE AND SUBSIDIARIES. Except as otherwise expressly contemplated by this Agreement or as consented to by Sutton Online in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, MoneyZone shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         (c) OTHER ACTIONS. Except as required by law, Sutton Online and MoneyZone shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, except as provided in the proviso in Section 6.2(a) or
Section 6.3(a), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, except as provided in the proviso in Section 6.2(a) or Section 6.3(a), or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

         (d) ADVICE OF CHANGES. Sutton Online and MoneyZone shall promptly advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.1. BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed,

(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) obtaining all the necessary shareholder approvals of the transactions required to complete the Merger.

         (b) In connection with and without limiting the foregoing, Sutton Online and MoneyZone shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

SECTION 5.2.   INDEMNIFICATION, EXCULPATION AND INSURANCE.

         (a) MoneyZone agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Sutton Online and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Sutton Online. In addition, from and after the Effective Time, directors and officers of Sutton Online who become directors or officers of MoneyZone will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of MoneyZone.

         (b)   In the event that MoneyZone or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of MoneyZone assume the obligations set forth in this Section.

         (c) For seven years after the Effective Time, MoneyZone shall provide to Sutton Online's current directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently Sutton Online's directors and officers.

         (d) The provisions of this Section are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

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

SECTION 5.3.   INDEMNIFICATION.

         (a) SUTTON ONLINE INDEMNIFICATION. Sutton Online agrees to indemnify MoneyZone and its affiliates and their respective officers, directors, employees and representatives (the "MoneyZone Indemnitees"), and hold them harmless against any loss, liability, deficiency, damage or expense (including reasonable legal fees and expenses and including interest and penalties) (a "Loss") which any MoneyZone Indemnitee may suffer, sustain or become subject to, as a result of (i) the breach by Sutton Online of any representation, warranty, covenant or agreement made by Sutton Online contained in this Agreement or in any writing delivered by Sutton Online in connection with this Agreement, (ii) any action, demand, proceeding, investigation or claim by a third party (including governmental agencies) against or affecting any MoneyZone Indemnitee, the business (as operated by MoneyZone or its successor in interest), would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties, covenants or agreements of Sutton Online or (iii) any claims of any brokers or finders claiming by, through or under Sutton Online.

         (b) MONEYZONE INDEMNIFICATION. MoneyZone agrees to indemnify Sutton Online and their respective officers, directors, employees and representatives (the "Sutton Online Indemnitees") and hold them harmless against any Loss which any Sutton Online Indemnitee may suffer, sustain or become subject to, as the result of (i) the breach by MoneyZone of any representation, warranty, covenant or agreement made by MoneyZone contained in this Agreement or in any writing delivered by MoneyZone in connection with this Agreement, (ii) any action, demand, proceeding, investigation or claim by a third party (including governmental agencies) against or affecting any Sutton Online Indemnitee which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties, covenants or agreements of MoneyZone or (iii) any claims of any brokers or finders claiming by, through or under MoneyZone.

         (c) DEFENSE OF CLAIMS. If a party hereto seeks indemnification under this Section, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section, the Indemnified Party shall within 30 days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided, however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to this Section, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a "Joint Defense Proceeding") for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

         (d) PAYMENTS. Any payment pursuant to a claim for indemnification shall be made not later than 30 days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the claim, unless the claim is subject to defense as provided in herein or is a dispute, claim or controversy which is the subject of an unresolved arbitration proceeding, in which case payment shall be made not later than 30 days after the amount of the claim is finally determined. Any payment required under this Section which is not made when due shall bear interest at the rate of 8.50% per annum.

SECTION 5.4. FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

SECTION 5.5. PUBLIC ANNOUNCEMENTS. MoneyZone and Sutton Online will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 5.6. AFFILIATES. (a) As soon as practicable after the date hereof, Sutton Online shall deliver to MoneyZone a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of Sutton Online, "affiliates" of Sutton Online for purposes of Rule 145 under the Securities Act and such list shall be updated as necessary to reflect changes from the date hereof.

         (b) MoneyZone shall publish no later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

SECTION 5.7. BULLETIN BOARD LISTING. MoneyZone shall use its best efforts to maintain the listing of its shares of Common Stock on the OTC Bulletin Board.

SECTION 5.8. STOCKHOLDER LITIGATION. Each of Sutton Online and MoneyZone shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Sutton Online or MoneyZone, as applicable, and its directors relating to the transactions contemplated by this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

SECTION 5.9. TAX TREATMENT. Each of MoneyZone and Sutton Online shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

SECTION 5.10. CONVEYANCE TAXES. MoneyZone and Sutton Online shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. MoneyZone shall pay, and Sutton Online shall pay, without deduction or withholding from any amount payable to the holders of Sutton Online Common Stock, any such taxes or fees imposed by any Governmental Entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) STOCKHOLDER APPROVALS. Each of the Sutton Online Stockholder Approval and the approval of the stockholders of MergerSub and MoneyZone shall have been obtained.

         (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Sutton Online, MoneyZone or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken (i) is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, or (ii) will result in a violation of any laws, shall have been obtained, all in form and substance reasonably satisfactory to Sutton Online and MoneyZone.

         (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on Sutton Online or MoneyZone, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (d) INFORMATION STATEMENT. The Information Statement shall have been submitted to the SEC and mailed to all stockholders of MoneyZone not less than 20 days prior to the Closing Date.

         (e) CORPORATE GOVERNANCE. MoneyZone shall have taken all such actions as shall be necessary so that the resolutions set forth as part of Exhibit A shall have been adopted, to be effective upon the Effective Time.

SECTION 6.2. CONDITIONS TO OBLIGATIONS OF MONEYZONE. The obligation of MoneyZone to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sutton Online set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Sutton Online.

         (b) PERFORMANCE OF OBLIGATIONS OF SUTTON ONLINE. Sutton Online shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Sutton Online.

SECTION 6.3. CONDITIONS TO OBLIGATIONS OF SUTTON ONLINE. The obligation of Sutton Online to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MoneyZone and MergerSub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on MoneyZone.

         (b) PERFORMANCE OF OBLIGATIONS OF MONEYZONE. MoneyZone shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to MoneyZone.

SECTION 6.4. FRUSTRATION OF CLOSING CONDITIONS. Neither MoneyZone nor Sutton Online may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Sutton Online Stockholder Approval or the MoneyZone Stockholder Approval:

         (a)   by mutual written consent of MoneyZone, MergerSub and Sutton
Online;

         (b)   by either MoneyZone or Sutton Online:

         (i) if the Merger shall not have been consummated by September 30, 2001, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of MoneyZone or Sutton Online having failed to receive all regulatory approvals required to be obtained with respect to the Merger.

         (ii) if the MoneyZone Stockholder Approval shall not have been obtained at a MoneyZone Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

         (iii) if any restraint having any of the effects set forth herein shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1 shall have used best efforts to prevent the entry of and to remove such Restraint;

         (c) by MoneyZone, if Sutton Online shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth herein is incapable of being cured by Sutton Online or is not cured within 45 days of written notice thereof;

         (d) by Sutton Online, if MoneyZone shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by MoneyZone or is not cured within 45 days of written notice thereof.

SECTION 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Sutton Online or MoneyZone as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MoneyZone or Sutton Online, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after the Sutton Online Stockholder Approval or the MoneyZone Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Sutton Online or MoneyZone without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of MoneyZone or Sutton Online, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. In addition, this
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)   if to MoneyZone or MergerSub, to

         MoneyZone.com
         6000 Fairview Road
         Suite 1400
         Charlotte, North Carolina
         Attention:  Martin A. Sumichrast

         with a copy to:

         Berlack, Israels & Liberman LLP
         120 West 45th Street
         New York, NY 10036
         Attention: Steven Wasserman, Esq.

         (b)   if to Sutton Online, to

         Sutton Online, Inc.
         575 Underhill Boulevard
         Syosset, New York 11791
         Attention:  Jonathan D. Siegel

SECTION 8.3.   DEFINITIONS. For purposes of this Agreement:

         (a) except for purposes of Section 5.11, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) "material adverse change" or "material adverse effect" means, when used in connection with Sutton Online or MoneyZone, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; and the terms "material" and "materially" have correlative meanings;

         (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

         (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided however, that with respect to MoneyZone, such term shall not include Sutton Online; and

         (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments, in each case after reasonable inquiry.

SECTION 8.4. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.6 and Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

SECTION 8.7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, MoneyZone, MergerSub and Sutton Online have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       MONEYZONE.COM


                                       By: /s/ RANDALL GREENE
                                           -------------------------------------
                                           Name: Randall Greene
                                           Title: President


                                       SUTTON MERGER CORP.


                                       By: /s/ RANDALL GREENE
                                           -------------------------------------
                                           Name: Randall Greene
                                           Title: President


                                       SUTTON ONLINE, INC.


                                       By: /s/ JONATHAN D. SEIGEL
                                           -------------------------------------
                                           Name: Jonathan D. Siegel
                                           Title: Chief Executive Officer